     As filed with the Securities and Exchange Commission on March 25, 2002
                           Registration No. 333-
                                                -----

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              REPUBLIC BANCORP INC.
             (Exact name of registrant as specified in its charter)

                       Michigan                                                    38-2604669
(State or other jurisdiction of incorporation or organization)        (I.R.S. employer identification no.)

                              1070 East Main Street
                             Owosso, Michigan 48867
                                 (989) 725-7337

     (Address,including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              REPUBLIC BANCORP INC.
                            TAX DEFERRED SAVINGS PLAN
                            (Full title of the plan)

                                 Dana M. Cluckey
                              Republic Bancorp Inc.
                              1070 East Main Street
                             Owosso, Michigan 48867
                                 (989) 725-7337

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of each class                       Proposed maximum     Proposed maximum
of securities to be   Amount to be       offering price per   aggregate offering   Amount of
registered(1)         Registered(1)            share(2)             price(2)       registration fee
-------------------   -------------      ------------------   ------------------   ----------------

Common Stock,         1,500,000 shares         $13.95          $20,925,000         $1,925.00
$5.00 par value

----------
     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

     (2) Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price is based upon the average high and low sales prices of the Common Stock as reported on the Nasdaq National Market on March 22, 2002 ($13.95).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Republic Bancorp Inc. (Commission File No. 0-15734) or its Tax Deferred Savings Plan pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference:

     (a) Republic Bancorp's Annual Report on Form 10-K for the year ended December 31, 2001;

     (b) the Tax Deferred Savings Plan's Annual Report on Form 11-K for the year ended December 31, 2000;

     (c) the description of Republic Bancorp's common stock set forth under "Item 11. Description of Registrant's Securities to be Registered" in its registration statement on Form 10 filed on April 30, 1987 pursuant to Section 12(g) of the Exchange Act and all amendments thereto or reports filed for the purpose of updating that description.

     All documents subsequently filed by Republic Bancorp or its Tax Deferred Savings Plan pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement contained in the documents incorporated, or deemed to be incorporated, by reference in this Registration Statement or the related Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and Prospectus to the extent that a statement contained in the Registration Statement or Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference in the Registration Statement or Prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement and Prospectus.

     Republic Bancorp will furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Mr. Thomas F. Menacher, Executive Vice President, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867; telephone: (989) 725-7337.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     The Michigan Business Corporation Act, as amended ("MBCA"), provides that a Michigan corporation, such as Republic Bancorp Inc., may indemnify a director, officer, employee or agent of the corporation (an "Indemnitee") against the Indemnitee's expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) involving the Indemnitee by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the corporation, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in derivative actions, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the Indemnitee to the extent that the Indemnitee is successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the MBCA, no indemnification may be made with respect to any claim, issue or matter as to which an Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The MBCA also generally permits the advancement of reasonable expenses and empowers the corporation to purchase and maintain directors' and officers' insurance. Article VIII of the First Restated Articles of Incorporation of Republic Bancorp contains provisions authorizing indemnification of its directors, officers, employees and agents that are substantially similar to those set forth in the MBCA, and Article X of its By-laws contains provisions authorizing indemnification of its directors, officers, employees and agents to the fullest extent authorized or permitted by the MBCA.

     Section 209 of the MBCA permits the articles of incorporation of a Michigan business corporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for money damages for breach of fiduciary duty as a director, provided that the provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 551(1) of the MBCA (which imposes liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock and for loans to a director, officer, or employee of the corporation or a subsidiary of the corporation), (iv) for any transaction from which the director derived an improper personal benefit or (v) for an act or omission occurring before Section 209 became effective. Republic Bancorp's Articles of Incorporation include such a provision.

     Republic Bancorp also maintains director's and officers' liability insurance for the benefit of officers and directors. In addition, it has entered into individual indemnity agreements with some of them whereby it is to indemnify each covered officer and/or director for any amount which he or she may be obligated to pay because of any claim made against him or her because of any omission or neglect or breach of duty, including any actual or alleged error or misstatements or misleading statement, committed or suffered when acting as an officer, director, employee or agent of Republic Bancorp, any of its subsidiaries or any of certain other enterprises (including its employee benefit plans).

Item 7. Exemption from Registration Claimed.

     Not applicable

Item 8. Exhibits.

     The following exhibits are furnished with this Registration Statement:

Exhibit No.                          Description
-----------                          -----------

(3)(a)/(4)(a)  Second Restated Articles of Incorporation of Republic Bancorp
               Inc. (incorporated by reference to Exhibit 2.1 of Republic Bancorp's Current Report on Form 8-K dated May 17, 1999 filed with the Securities and Exchange Commission on May 28, 1999) (file no. 0-21223)

(3)(b)/(4)(b)  By-Laws of Republic Bancorp Inc. as amended to date (incorporated by reference to Exhibit 2.1 of the registrant's Current Report on Form 8-K dated May 17, 1999 filed with the Securities and Exchange Commission on May 28, 1999) (file no. 0-21223)

(4)(c)(1) Republic Bancorp Inc. Tax Deferred Savings Plan and Trust, amended and restated effective January 1, 1997*

(4)(c)(2) December 1, 2001 Amendment to Republic Bancorp Inc. Tax Deferred Savings Plan*

(4)(c)(3) Addendum to December 1, 2001 Amendment to Republic Bancorp Inc. Tax Deferred Savings Plan*

(5)(a)         Opinion and consent of Miller, Canfield, Paddock and Stone,
               P.L.C.*

               Registrant hereby undertakes that it will submit the documents numbered in this Registration Statement as (4)(c)(1), 4(c)(2), and (4)(c)(3) to the Internal Revenue Service in a timely manner and that it will make all changes required by the IRS in order to qualify the Tax Deferred Savings Plan under Section 401 of the Internal Revenue Code.

(23)(a) Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit (5)(a))

(23)(b)        Consent of Ernst & Young LLP*

(24) Powers of attorney* (contained in the signature pages to this Registration Statement)

----------
*    Filed with this Registration Statement

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Tax Deferred Savings Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.

     Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owosso, State of Michigan, on March 25, 2002.


                                   REPUBLIC BANCORP INC., a Michigan corporation


                                   By:  /s/ Thomas F. Menacher
                                      ------------------------------------------
                                   Name:  Thomas F. Menacher
                                   Title: Executive Vice President, Treasurer
                                          and Chief Financial Offer

     Officers and directors of registrant.
     ------------------------------------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Jerry D. Campbell, Dana M. Cluckey and Thomas F. Menacher, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of registrant, any and all amendments to this Registration Statement (including post-effective amendments thereto) and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

      Signatures                       Title                          Date
      ----------                       -----                          ----


/s/ Dana M. Cluckey      President and Chief Executive Officer      March 25, 2002
----------------------
Dana M. Cluckey          (principal executive officer); Director


/s/ Thomas F. Menacher   Executive Vice President, Treasurer        March 25, 2002
----------------------
Thomas F. Menacher       and Chief Financial Officer
                         (principal financial officer
                         and principal accounting officer)


/s/ Jerry D. Campbell    Director and Chairman of the Board         March 25, 2002
----------------------
Jerry D. Campbell


/s/ George J. Butvilas`  Director and Vice-Chairman of the Board    March 25, 2002
----------------------
George J. Butvilas`

     ------------------------------------



/s/ Mary P. Cauley          Director                               March 25, 2002
--------------------------
Mary P. Cauley


/s/ Richard J. Cramer, Sr.  Director                               March 25, 2002
--------------------------
Richard J. Cramer, Sr.


/s/ George A. Eastman       Director                               March 25, 2002
--------------------------
George A. Eastman


/s/ Howard J. Hulsman       Director                               March 25, 2002
--------------------------
Howard J. Hulsman


/s/ Gary Hurand             Director                               March 25, 2002
--------------------------
Gary Hurand


/s/ Dennis J. Ibold         Director                               March 25, 2002
--------------------------
Dennis J. Ibold


/s/ Stanley A. Jacobson     Director                               March 25, 2002
--------------------------
Stanley A. Jacobson


/s/ John J. Lennon          Director                               March 25, 2002
--------------------------
John J. Lennon


/s/ Sam H. McGoun           Director                               March 25, 2002
--------------------------
Sam H. McGoun


/s/ Kelly E. Miller         Director                               March 25, 2002
--------------------------
Kelly E. Miller

     ------------------------------------



/s/ Joe D. Pentecost           Director                              March 25, 2002
---------------------------
Joe D. Pentecost


/s/ Randolph P. Piper          Director                              March 25, 2002
---------------------------
Randolph P. Piper


/s/ Isaac J. Powell            Director                              March 25, 2002
---------------------------
Isaac J. Powell


/s/ B. Thomas M. Smith, Jr.    Director                              March 25, 2002
---------------------------
B. Thomas M. Smith, Jr.


/s/ Jeoffrey K. Stross         Director                              March 25, 2002
---------------------------
Jeoffrey K. Stross


/s/ Peter Van Pelt             Director                              March 25, 2002
---------------------------
Peter Van Pelt


/s/ Steven E. Zack             Director                              March 25, 2002
---------------------------
Steven E. Zack

The Plan

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Tax Deferred Savings Plan have duly caused this registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owosto, State of Michigan, on March 25, 2002.

                                   REPUBLIC BANCORP, INC.
                                   TAX DEFERRED SAVINGS PLAN

                                   By:  U.S. BANCORP INSTITUTIONAL TRUST
                                        AND CUSTODY f/k/a/ FIRSTAR BANK, N.A.
                                   Its: Trustee


                                   By: /s/ Tim Grittinger
                                      -----------------------
                                   Name: Tim Grittinger
                                   Title: Associate Vice President

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

(3)(a)/(4)(a)  Second Restated Article of Incorporation of Republic Bancorp Inc.
               (incorporated by reference to Exhibit 2.1 of Republic Bancorp's Current Report on Form 8-K dated May 17, 1999 filed with the Securities and Exchange Commission on May 28, 1999) (file no. 0-21223)

(3)(b)/(4)(b)  By-Laws of Republic Bancorp Inc. as amended to date (incorporated by reference to Exhibit 2.1 of the registrant's Current Report on Form 8-K dated May 17, 1999 filed with the Securities and Exchange Commission on May 28, 1999) (file no. 0-21223)

(4)(c)(1) Republic Bancorp Inc. Tax Deferred Savings Plan and Trust, amended and restated effective January 1, 1997*

(4)(c)(2) December 1, 2001 Amendment to Republic Bancorp Inc. Tax Deferred Savings Plan*

(4)(c)(3) Addendum to December 1, 2001 Amendment to Republic Bancorp Inc. Tax Deferred Savings Plan*

(5)(a)         Opinion and consent of Miller, Canfield, Paddock and Stone,
               P.L.C.*

               Registrant hereby undertakes that it will submit the documents numbered in this Registration Statement as (4)(c)(1), (4)(c)(2), and (4)(c)(3) to the Internal Revenue Service in a timely manner and that it will make all changes required by the IRS in order to qualify the Tax Deferred Savings Plan under Section 401 of the Internal Revenue Code.

(23)(a) Consent of Miller, Canfield, Paddock and Stone, P.L.C. (contained in Exhibit (5)(a))

(23)(b)        Consent of Ernst & Young LLP*

(24) Powers of attorney* (contained in the signature pages to this Registration Statement)

----------
*    Filed with this Registration Statement